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                                                                    EXHIBIT 23.3

                    [LETTERHEAD OF CHAITANYA C. DALAL & CO.]

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation our report dated January 29, 2003 relating to the balance sheet and the related income statement of Silverline Technologies Limited for the year ended March 31, 2002, in the Annual Report in Form 20-F of Silverline Technologies Limited for the fiscal years ended March 31, 2002.

Place: Mumbai                                      For Chaitanya C. Dalal & Co.
Date: 14th February, 2003                          (Chartered Accountant)
                                                   /s/ C.C. Dalal
                                                   C.C. Dalal
                                                   (Partner)
                                                   M.No. 35809